Exhibit 99.1

February 22, 2016	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Announces Fourth-quarter and
Full-year 2015 Results

•	Fourth-quarter 2015 net income of 45 cents per diluted share, before noncash impairment charges of 33 cents per share, and net income of 12 cents per diluted share including the noncash charges;

•	Fourth-quarter 2015 dividend coverage ratio of nearly 1.3 times;

•	ONEOK Partners fourth-quarter 2015 adjusted EBITDA significantly higher than the fourth-quarter 2014;

•	ONEOK Partners’ fee-based earnings expected to increase to approximately 85 percent in 2016;

•	2015 NGL volumes gathered and fractionated increased 44 and 6 percent, respectively, compared with 2014;

•	2015 natural gas volumes gathered and processed increased approximately 12 and 10 percent, respectively, compared with 2014; and

•	Results include noncash impairment charges totaling $264.3 million primarily related to ONEOK Partners’ investments in the coal-bed methane area of the Powder River Basin.

TULSA, Okla. - Feb. 22, 2016 - ONEOK, Inc. (NYSE: OKE) today announced fourth-quarter and full-year 2015 financial results.

FOURTH-QUARTER AND FULL-YEAR 2015 FINANCIAL HIGHLIGHTS

	Three Months Ended		Years Ended
	December 31,		December 31,
ONEOK	2015	2014	2015	2014
	(Millions of dollars, except per share and coverage ratio amounts)

Net income attributable to ONEOK (a)	$25.5	$94.5	$245.0	$314.1
Net income per diluted share (a)	$0.12	$0.45	$1.16	$1.49
Distributions declared from OKS	$197.5	$168.5	$735.3	$633.0
Cash flow available for dividends (b)	$166.6	$142.2	$641.3	$620.6
Dividend coverage ratio (b)	1.29	1.13	1.26	1.28
(a) Amounts include noncash impairment charges at ONEOK Partners of $264.3 million, or 33 cents per diluted share, in the fourth quarter 2015; and $76.4 million, or 9 cents per diluted share, in the third quarter 2014.
(b) Cash flow available for dividends and dividend coverage ratio are non-GAAP measures. Reconciliations to relevant GAAP measures are attached to this news release.

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

“ONEOK ended 2015 in a strong financial position, benefiting from increased distributions related to our limited and general partner interests in ONEOK Partners,” said Terry K. Spencer, president and chief executive officer of ONEOK. “Distributions declared from the partnership increased more than 16 percent in 2015 compared with 2014, driven by ONEOK’s purchase of an additional 21.5 million ONEOK Partners units in August 2015.

“Despite a continued challenging environment, we remain confident in the partnership’s uniquely positioned assets, its ability to grow natural gas and natural gas liquids (NGL) volumes and its expectation to continue increasing fee-based earnings,” said Spencer. “In 2015, ONEOK Partners took important steps to reduce commodity risk through initiatives such as contract restructuring in the Williston Basin and the completion of strategic capital-growth projects that will provide primarily fee-based earnings.

“We expect to achieve our 2016 financial guidance, including our expectation to maintain dividend coverage of approximately 1.3 times and to have approximately $250 million of free cash flow after dividends and cash on hand available to support ONEOK Partners if needed,” added Spencer.

FOURTH-QUARTER AND FULL-YEAR 2015 FINANCIAL PERFORMANCE

Fourth-quarter and full-year 2015 results were impacted positively by higher volumes and increased fee-based earnings at ONEOK Partners (NYSE: OKS). NGL volumes gathered and fractionated and natural gas volumes gathered and processed increased, compared with 2014 results, and fee-based earnings increased in the natural gas gathering and processing segment as a result of successful contract restructuring efforts.

Unplanned outages related to ice storms in the Mid-Continent resulted in an approximately $4 million negative impact in the fourth quarter 2015 and sustained low commodity prices continued to impact the partnership throughout the year.

	Three Months Ended		Years Ended
	December 31,		December 31,
ONEOK	2015	2014	2015	2014
	(Millions of dollars)

Operating income	$242.0	$306.8	$996.2	$1,143.6
Operating costs	$184.8	$181.3	$693.3	$674.9
Depreciation and amortization	$93.4	$80.6	$354.6	$294.7
Impairment of long-lived assets	$(83.7)	$—	$(83.7)	$—
Equity in net earnings from investments	$32.1	$34.3	$125.3	$117.4
Impairment of equity investments	$(180.6)	$—	$(180.6)	$(76.4)
Capital expenditures	$258.0	$574.8	$1,188.3	$1,779.2

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

Fourth-quarter and full-year 2015 operating income reflect:

•	Higher NGL fee-based exchange-services volumes primarily from eight new natural gas processing plants connected in 2015;

•	Increases in the partnership’s NGL transportation business, primarily from the West Texas LPG pipeline system in the Permian Basin;

•	Higher natural gas volumes gathered and processed; and

•	Higher average fee rates from contract restructuring in the natural gas gathering and processing segment; partially offset by

•	Lower net realized NGL, natural gas and condensate prices; and

•	Noncash impairment charges primarily related to investments in the coal-bed methane area of the Powder River Basin in Wyoming.

Operating costs increased for the fourth-quarter and full-year 2015 periods compared with the same periods in 2014 due primarily to completed capital-growth projects and acquisitions in the partnership’s natural gas gathering and processing and natural gas liquids segments.

Depreciation and amortization increased in the fourth-quarter and full-year 2015, compared with 2014, due to the growth of operations related to completed capital-growth projects and acquisitions.

Equity in net earnings from investments increased for the full-year 2015, compared with 2014, due primarily to higher NGL volumes delivered to the Overland Pass Pipeline from the Bakken NGL Pipeline in 2015.

ONEOK’s future cash payments associated with the released natural gas transportation and storage capacity from the former energy services segment are expected to total approximately $37 million, which consists of approximately $19 million in 2016; $10 million in 2017; $4 million in 2018; and $4 million over the period 2019 through 2023.

EARNINGS PRESENTATION AND KEY STATISTICS:

Additional financial and operating information that will be discussed on the fourth-quarter and full-year 2015 conference call is accessible on the ONEOK and ONEOK Partners websites, www.oneok.com and www.oneokpartners.com, or by selecting the links below.

> View earnings presentation

> View earnings tables

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

ONEOK AND ONEOK PARTNERS HIGHLIGHTS:

ONEOK:

•	Maintaining 2016 cash flow available for dividends guidance of approximately $675 million and dividend coverage ratio guidance of approximately 1.30 times provided on Dec. 21, 2015;

•	Purchasing in August $650 million, or approximately 21.5 million ONEOK Partners units;

•	Ending 2015, on a stand-alone basis, with $92.5 million of cash and cash equivalents and $298.9 million available under its $300 million credit agreement;

•	Extending in January 2016 the term of its credit agreement by one year, to January 2020; and

•	Declaring in January 2016 a fourth-quarter dividend of 61.5 cents per share, or $2.46 per share on an annualized basis, a nearly 2 percent increase compared with the fourth quarter 2014.

ONEOK Partners:

•
Completing in November the 200 million cubic feet per day (MMcf/d) Lonesome Creek natural gas processing plant in the Williston Basin, which is expected to process approximately 100 MMcf/d by the first quarter 2016;

•	Completing three additional compressor stations in the Williston Basin, bringing the total for the year to six compressor stations, adding a total of 300 MMcf/d of compression capacity to the system;

•	Completing more than 820 new Williston Basin well connects in 2015 compared with original guidance of approximately 700;

•
Raising net proceeds of approximately $749 million in August through a private placement of 21.5 million common units to ONEOK and a registered direct offering of 3.3 million common units to funds managed by Kayne Anderson Capital Advisors, L.P. ONEOK also contributed approximately $15.3 million to maintain its 2 percent general partner interest;

•
Entering into a $1 billion three-year unsecured term loan agreement in January 2016, which enhances the partnership’s liquidity position and is expected to eliminate the need to access public debt and equity markets until well into 2017;

•
Extending in January 2016 the term of the partnership’s $2.4 billion credit agreement by one year, to January 2020, and having $1.8 billion of capacity available under the agreement as of Dec. 31, 2015; and

•	Declaring in January 2016 a fourth-quarter 2015 distribution of 79 cents per unit, or $3.16 per unit on an annualized basis.

BUSINESS-SEGMENT RESULTS:

Key financial and operating statistics are listed on page 19 in the tables.

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

Natural Gas Liquids Segment

The natural gas liquids segment benefited from volume growth of NGLs gathered and fractionated during the fourth quarter and full-year 2015. NGLs transported on gathering lines increased more than 30 percent in the fourth quarter 2015 and nearly 44 percent for the full-year 2015, compared with the same periods in 2014, primarily due to increased Permian Basin volumes transported on the West Texas LPG pipeline system and increased volumes from eight new natural gas processing plants connected to ONEOK Partners’ system in 2015, including the fourth-quarter completion of Lonesome Creek. NGLs fractionated increased approximately 8 and 6 percent in the fourth-quarter and full-year 2015 periods, respectively, compared with the same periods in 2014.

	Three Months Ended		Years Ended
	December 31,		December 31,
Natural Gas Liquids Segment	2015	2014	2015	2014
	(Millions of dollars)

Operating income	$217.7	$179.5	$767.3	$689.0
Operating costs	$80.4	$78.2	$314.5	$296.4
Depreciation and amortization	$40.7	$34.3	$158.7	$124.1
Impairment of long-lived assets	$(10.0)	$—	$(10.0)	$—
Equity in net earnings from investments	$11.1	$13.7	$38.7	$27.3

The increase in fourth-quarter 2015 operating income, compared with the fourth quarter 2014, primarily reflects:

•
A $63.1 million increase in fee-based exchange-services, resulting primarily from increased volumes from recently connected natural gas processing plants in the Williston Basin, Powder River Basin and Mid-Continent region, decreased ethane rejection in the Rocky Mountain region and the impact of minimum volume obligations;

•	A $14.7 million increase in the partnership’s transportation business, primarily from the West Texas LPG pipeline system in the Permian Basin; offset partially by

•	A $21.5 million decrease primarily from narrower NGL location and product price differentials and decreased marketing activities.

The increase in operating income for the full-year 2015, compared with 2014, primarily reflects:

•
A $191.0 million increase in fee-based exchange-services, resulting primarily from increased volumes from recently connected natural gas processing plants and higher revenues from customers with minimum volume obligations;

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

•	An $81.8 million increase in the segment’s transportation business, primarily from higher volumes on the West Texas LPG pipeline system; and

•	A $23.8 million increase resulting from decreased ethane rejection in the Williston Basin, offset partially by higher ethane rejection in the Mid-Continent region; offset partially by

•
A $118.4 million decrease in optimization, marketing and differentials-based activities due primarily to narrower NGL location and product price differentials. A portion of the decrease relates to the increased demand for propane in the first quarter 2014; and

•	A $29.9 million decrease from lower isomerization volumes.

Operating costs increased in the fourth-quarter and full-year 2015 periods, compared with 2014, due primarily to a $29.2 million increase from the West Texas LPG pipeline system acquisition.

Depreciation and amortization expense increased in the fourth-quarter and full-year 2015 periods, compared with the same periods in 2014, due to completed capital-growth projects and acquisitions.

Equity in net earnings from investments decreased slightly in the fourth-quarter 2015 compared with the fourth quarter 2014 due to the timing of minimum volume commitment payments on the Overland Pass Pipeline in 2014. Full-year 2015 equity in net earnings from investments increased, compared with 2014, due primarily to higher volumes delivered to the Overland Pass Pipeline from the Bakken NGL Pipeline.

Natural Gas Pipelines Segment

The natural gas pipelines segment maintains primarily fee-based operations, with continued growth in the Permian Basin as the partnership continues construction of the Roadrunner Gas Transmission Pipeline joint venture and the WesTex Transmission Pipeline expansion. The first phase of the Roadrunner Gas Transmission Pipeline is expected to be complete in the first quarter 2016 and is fully subscribed under 25-year firm fee-based (take-or-pay) commitments.

The segment expects its earnings to remain more than 95 percent fee-based in 2016, with approximately 92 percent of its transportation capacity and 76 percent of its natural gas storage capacity expected to be contracted for the year.

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

Variances in financial performance between 2015 results and 2014 results were primarily a reflection of significantly higher weather-related seasonal demand resulting in higher natural gas prices during the first quarter 2014.

	Three Months Ended		Years Ended
	December 31,		December 31,
Natural Gas Pipelines Segment	2015	2014	2015	2014
	(Millions of dollars)

Operating income	$46.1	$52.3	$153.0	$181.0
Operating costs	$26.7	$28.2	$105.7	$111.0
Depreciation and amortization	$11.0	$10.7	$43.5	$43.3
Equity in net earnings from investments	$16.6	$16.1	$68.7	$69.8

Fourth-quarter 2015 operating income decreased, compared with the fourth quarter 2014, which primarily reflects:

•	A $10.4 million decrease due primarily to lower short-term natural gas storage services; offset partially by

•	A $2.7 million increase from higher transportation revenues primarily due to increased firm transportation.

The decrease in operating income for the full-year 2015, compared with 2014, primarily reflects:

•	A $24.3 million decrease from lower short-term natural gas storage services, due primarily to increased weather-related seasonal demand associated with severely cold weather in the first quarter 2014;

•	A $10.0 million decrease from lower net retained fuel due to lower natural gas prices and lower natural gas volumes retained; and

•
A $5.0 million decrease from lower park-and-loan services on the segment’s interstate pipelines as a result of weather-related seasonal demand due to severely cold weather in the first quarter 2014; offset partially by

•
An $8.6 million increase due to higher transportation revenues, primarily from increased rates on intrastate pipelines and higher rates on Viking Gas Transmission, offset partially by decreased interruptible transportation revenues from lower natural gas volumes transported.

Operating costs decreased for the fourth-quarter and full-year 2015 periods, compared with 2014, primarily as a result of lower costs for materials, supplies and outside services.

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

Natural Gas Gathering and Processing Segment

Completed capital-growth projects in the Williston Basin continue to drive volume growth in the natural gas gathering and processing segment. Full-year 2015 natural gas volumes gathered increased nearly 12 percent, and natural gas volumes processed increased approximately 10 percent, compared with 2014. Fourth-quarter natural gas volumes gathered and processed increased approximately 8 and 4 percent, respectively, compared with the fourth quarter 2014.

Due to successful contract restructuring efforts, the segment’s fourth-quarter 2015 average fee rate increased to 55 cents, a more than 50 percent increase compared with the same period in 2014. Additionally, nearly 80 percent of the operating income impact realized in the fourth quarter from lower commodity prices was offset by higher average fee rates.

	Three Months Ended		Years Ended
	December 31,		December 31,
Natural Gas Gathering and Processing Segment	2015	2014	2015	2014
	(Millions of dollars)

Operating income	$(21.7)	$71.7	$78.2	$280.6
Operating costs	$78.5	$69.2	$272.4	$257.7
Depreciation and amortization	$41.0	$34.2	$150.0	$123.8
Impairment of long-lived assets	$(73.7)	$—	$(73.7)	$—
Equity in net earnings from investments	$4.4	$4.4	$17.9	$20.3
Impairment of equity investments	$(180.6)	$—	$(180.6)	$(76.4)

Fourth-quarter 2015 operating income decreased, compared with the fourth quarter 2014, which primarily reflects:

•	A $73.7 million decrease due to noncash impairment charges primarily related to assets in the dry natural gas area of the Powder River Basin;

•	A $56.4 million decrease due primarily to lower net realized NGL, natural gas and condensate prices; and

•	A $5.8 million decrease due primarily to decreased ethane rejection in the Williston Basin to maintain downstream NGL product specifications; offset partially by

•
A $43.7 million increase due primarily to contract restructuring resulting in higher average fee rates and a lower percentage of proceeds retained from the sale of commodities under percent of proceeds (POP) with fee contracts; and

•	A $12.3 million increase due primarily to natural gas volume growth in the Williston Basin, offset partially by decreased natural gas volumes in the Cana-Woodford Shale.

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

Operating income for the full-year 2015 decreased, compared with 2014, which primarily reflects:

•	A $209.7 million decrease due primarily to lower net realized NGL, natural gas and condensate prices;

•	A $73.7 million decrease due to a noncash impairment charges related primarily to assets in the dry natural gas area of the Powder River Basin; and

•	A $10.4 million decrease due primarily to decreased ethane rejection to maintain downstream NGL product specifications; offset partially by

•
A $91.6 million increase due primarily to contract restructuring resulting in higher average fee rates and a lower percentage of proceeds retained from the sale of commodities under POP with fee contracts; and

•
A $38.1 million increase due primarily to natural gas volume growth in the Williston Basin, offset partially by unplanned operational outages in the Williston Basin and decreased natural gas volumes in the Cana-Woodford Shale.

Operating costs and depreciation and amortization expense increased in the fourth-quarter and full-year 2015 periods, compared with the same periods in 2014, due primarily to completed capital-growth projects.

Equity in net earnings from investments decreased in 2015, compared with 2014, due to a $180.6 million noncash impairment charge in the fourth quarter 2015 related to ONEOK Partners’ equity investments primarily in the dry natural gas area of the Powder River Basin. In 2014, the segment recorded a $76.4 million noncash impairment charge related to an investment in the same area.

The following table contains equity-volume information for the periods indicated:

	Three Months Ended		Years Ended
	December 31,		December 31,
Equity-Volume Information (a)	2015	2014	2015	2014

NGL sales (MBbl/d)	20.5	16.2	20.9	16.5
Condensate sales (MBbl/d)	2.4	3.2	2.8	3.1
Residue natural gas sales (BBtu/d)	120.3	143.9	136.2	118.2
(a) - Includes volumes for consolidated entities only.

Although the partnership’s business is predominately fee based, the natural gas gathering and processing segment is exposed to commodity price risk as a result of percent-of-proceeds (POP) with fee contracts, where the segment receives commodities, or equity volumes, as a portion of its compensation for services. In 2015, the partnership restructured a portion of its POP with fee contracts to include significantly higher fees, which it expects will reduce equity volumes and the related commodity price exposure.

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

The partnership executes hedges to reduce its commodity price risk. NGLs hedged reflect propane, normal butane, iso-butane and natural gasoline only. The ethane component of the natural gas gathering and processing segment’s equity NGL volume is not expected to significantly impact the results of operations.

The following tables set forth hedging information for the natural gas gathering and processing segment’s forecasted equity volumes for the periods indicated:

	Year Ending December 31, 2016
	Volumes Hedged	Average Price		Percentage Hedged
NGLs - excluding ethane (MBbl/d) - Conway/Mont Belvieu	7.9	$0.48	/ gallon	80%
Condensate (MBbl/d) - WTI-NYMEX	1.7	$59.24	/ Bbl	57%
Natural gas (BBtu/d) - NYMEX and basis	74.1	$2.96	/ MMBtu	83%

	Year Ending December 31, 2017
	Volumes Hedged	Average Price		Percentage Hedged
NGLs - excluding ethane (MBbl/d) - Conway/Mont Belvieu	1.0	$0.40	/ gallon	9%
Condensate (MBbl/d) - WTI-NYMEX	1.5	$43.65	/ Bbl	49%
Natural gas (BBtu/d) - NYMEX and basis	50.6	$2.62	/ MMBtu	48%

All of the natural gas gathering and processing segment’s commodity price sensitivities are estimated as a hypothetical change in the price of natural gas, NGLs and crude oil as of Dec. 31, 2015, excluding the effects of hedging and assuming normal operating conditions. Condensate sales are based on the price of crude oil.

The natural gas gathering and processing segment estimates the following sensitivities, including the effects of hedging and assuming normal operating conditions, for the year ending Dec. 31, 2016:

•	a $1.00-per-barrel change in the price of crude oil would change 12-month operating income by approximately $0.7 million;

•	a 1-cent-per-gallon change in the composite price of NGLs would change 12-month operating income by approximately $0.6 million; and

•	a 10-cent-per-MMBtu change in the price of residue natural gas would change 12-month operating income by approximately $0.5 million.

These estimates do not include any effects on demand for ONEOK Partners’ services or natural gas processing plant operations that might be caused by, or arise in conjunction with, price changes. For example, a change in the gross processing spread may cause a change in the

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

amount of ethane extracted from the natural gas stream affecting natural gas gathering and processing earnings for certain contracts.

EARNINGS CONFERENCE CALL AND WEBCAST:

ONEOK and ONEOK Partners executive management will conduct a joint conference call at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time) on Tuesday, Feb. 23, 2016. The call also will be carried live on ONEOK’s and ONEOK Partners’ websites.

To participate in the telephone conference call, dial 888-503-8169, pass-code 7469339, or log on to www.oneok.com or www.oneokpartners.com.

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, and ONEOK Partners’ website, www.oneokpartners.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass-code 7469339.

LINKS TO EARNINGS TABLES AND PRESENTATION:

Tables:
http://www.oneok.com/~/media/ONEOK/EarningsTables/2015/OKE_Q4_2015_earnings_58MSD4Z2.ashx

Presentation:
http://www.oneok.com/~/media/ONEOK/EarningsTables/2015/OKE_OKS_Q4_2015_EarningsPresentation_YnF87s2.ashx

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURE:

ONEOK has disclosed in this news release cash flow available for dividends, free cash flow and dividend coverage ratio, which are non-GAAP financial metrics, used to measure the company’s financial performance and are defined as follows:

•
Cash flow available for dividends is defined as net income less the portion attributable to non-controlling interests, adjusted for equity in earnings and distributions declared from ONEOK Partners, and ONEOK’s stand-alone depreciation and amortization, deferred income taxes, stand-alone capital expenditures and certain other items;

•	Free cash flow is defined as cash flow available for dividends, computed as described above, less ONEOK’s dividends declared; and

•	Dividend coverage ratio is defined as cash flow available for dividends divided by the dividends declared for the period.

These non-GAAP financial measures described above are useful to investors because they are used by many companies in the industry as a measurement of financial performance and

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

are commonly employed by financial analysts and others to evaluate our financial performance and to compare our financial performance with the performance of other companies within our industry. ONEOK cash flow available for dividends, free cash flow and dividend coverage ratio should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. A reconciliation of cash flow available for dividends and free cash flow to net income is included in the tables.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of Dec. 31, 2015, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws.  The forward-looking statements relate to our anticipated financial performance (including projected operating income, net income, capital expenditures, cash flow and projected levels of dividends and distributions, and coverage ratios), liquidity, management’s plans and objectives for our future growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities and related cost estimates), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities legislation and other applicable laws.  The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this Quarterly Report identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Those factors may affect our operations, markets, products, services and prices.  In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices;

•
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired or constructed by us;

•	our ability to make cost-saving changes in operations;

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	the timing and extent of changes in energy commodity prices;

•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•	difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines;

•	changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about climate change;

•	conflicts of interest between us, ONEOK Partners, and related parties of ONEOK Partners;

•
the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in stock and bond market returns;

•
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;

•
the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the FERC, the National Transportation Safety Board, the PHMSA, the EPA and CFTC;

•	our ability to access capital at competitive rates or on terms acceptable to us;

•
risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the impact and outcome of pending and future litigation;

•	the ability to market pipeline capacity on favorable terms, including the effects of:

–	future demand for and prices of natural gas, NGLs and crude oil;

–	competitive conditions in the overall energy market;

–	availability of supplies of Canadian and United States natural gas and crude oil; and

–	availability of additional storage capacity;

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•
our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	our ability to control operating costs;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•	the impact of potential impairment charges;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	our ability to control construction costs and completion schedules of our pipelines and other projects; and

•	the risk factors listed in the reports we have filed and may file with the SEC, which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in our other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov and our website at www.oneok.com. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

###

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended		Years Ended
	December 31		December 31
(Unaudited)	2015	2014	2015	2014
	(Thousands of dollars, except per share amounts)
Revenues
Commodity sales	$1,456,023	$2,448,648	$6,098,343	$10,724,981
Services	474,879	396,120	1,664,863	1,470,110
Total revenues	1,930,902	2,844,768	7,763,206	12,195,091
Cost of sales and fuel (exclusive of items shown separately below)	1,333,286	2,281,273	5,641,052	10,088,548
Operations and maintenance	163,569	165,686	605,748	599,143
Depreciation and amortization	93,379	80,555	354,620	294,684
Impairment of long-lived assets	83,673	—	83,673	—
General taxes	21,217	15,573	87,583	75,744
Gain (loss) on sale of assets	6,239	5,066	5,629	6,599
Operating income	242,017	306,747	996,159	1,143,571
Equity in net earnings from investments	32,095	34,256	125,300	117,415
Impairment of equity investments	(180,583)	—	(180,583)	(76,412)
Allowance for equity funds used during construction	461	990	2,179	14,937
Other income	4,166	2,481	368	5,598
Other expense	(1,053)	(1,246)	(4,760)	(29,073)
Interest expense (net of capitalized interest of $10,564, $13,667, $36,572 and $54,813, respectively)	(110,730)	(86,459)	(416,787)	(356,163)
Income (loss) before income taxes	(13,627)	256,769	521,876	819,873
Income taxes	(12,652)	(56,003)	(136,600)	(151,158)
Income (loss) from continuing operations	(26,279)	200,766	385,276	668,715
Income (loss) from discontinued operations, net of tax	(1,937)	799	(6,081)	(5,607)
Net income (loss)	(28,216)	201,565	379,195	663,108
Less: Net income (loss) attributable to noncontrolling interests	(53,731)	107,021	134,218	349,001
Net income attributable to ONEOK	$25,515	$94,544	$244,977	$314,107
Amounts attributable to ONEOK:
Income from continuing operations	$27,452	$93,745	$251,058	$319,714
Income (loss) from discontinued operations	(1,937)	799	(6,081)	(5,607)
Net income	$25,515	$94,544	$244,977	$314,107
Basic earnings per share:
Income from continuing operations	$0.13	$0.45	$1.19	$1.53
Income (loss) from discontinued operations	—	—	(0.02)	(0.03)
Net income	$0.13	$0.45	$1.17	$1.50
Diluted earnings per share:
Income from continuing operations	$0.13	$0.45	$1.19	$1.52
Income (loss) from discontinued operations	(0.01)	—	(0.03)	(0.03)
Net income	$0.12	$0.45	$1.16	$1.49
Average shares (thousands)
Basic	210,417	209,541	210,208	209,391
Diluted	210,683	210,285	210,541	210,427
Dividends declared per share of common stock	$0.615	$0.59	$2.43	$2.125

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Unaudited)	2015	2014
Assets	(Thousands of dollars)
Current assets
Cash and cash equivalents	$97,619	$172,812
Accounts receivable, net	593,979	745,494
Materials and supplies	76,696	55,833
Natural gas and natural gas liquids in storage	128,084	134,134
Commodity imbalances	38,681	64,788
Other current assets	39,946	117,466
Assets of discontinued operations	205	16,717
Total current assets	975,210	1,307,244
Property, plant and equipment
Property, plant and equipment	14,530,460	13,602,647
Accumulated depreciation and amortization	2,156,471	1,940,210
Net property, plant and equipment	12,373,989	11,662,437
Investments and other assets
Investments in unconsolidated affiliates	948,221	1,132,653
Goodwill and intangible assets	1,017,258	1,014,740
Other assets	112,598	124,679
Assets of discontinued operations	18,835	20,020
Total investments and other assets	2,096,912	2,292,092
Total assets	$15,446,111	$15,261,773

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Continued)
	December 31,	December 31,
(Unaudited)	2015	2014
Liabilities and equity	(Thousands of dollars)
Current liabilities
Current maturities of long-term debt	$110,650	$10,650
Short-term borrowings	546,340	1,055,296
Accounts payable	615,982	891,413
Commodity imbalances	74,460	104,650
Accrued interest	129,043	104,877
Other current liabilities	132,556	180,558
Liabilities of discontinued operations	29,235	44,901
Total current liabilities	1,638,266	2,392,345
Long-term debt, excluding current maturities	8,323,582	7,150,142
Deferred credits and other liabilities
Deferred income taxes	1,436,715	1,395,222
Other deferred credits	264,248	281,757
Liabilities of discontinued operations	16,964	36,424
Total deferred credits and other liabilities	1,717,927	1,713,403
Commitments and contingencies
Equity
ONEOK shareholders’ equity:
Common stock, $0.01 par value: authorized 600,000,000 shares; issued 245,811,180 shares and outstanding 209,731,028 shares at December 31, 2015; issued 245,811,180 shares and outstanding 208,322,247 shares at December 31, 2014	2,458	2,458
Paid-in capital	1,378,444	1,541,583
Accumulated other comprehensive loss	(127,242)	(136,353)
Retained earnings	—	138,128
Treasury stock, at cost: 36,080,152 shares at December 31, 2015, and 37,488,933 shares at December 31, 2014	(917,862)	(953,701)
Total ONEOK shareholders’ equity	335,798	592,115
Noncontrolling interests in consolidated subsidiaries	3,430,538	3,413,768
Total equity	3,766,336	4,005,883
Total liabilities and equity	$15,446,111	$15,261,773

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS	Years Ended
	December 31,
(Unaudited)	2015	2014
	(Thousands of dollars)
Operating activities
Net income	$379,195	$663,108
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	354,620	306,038
Impairment charges	264,256	76,412
Charges attributable to exit activities	—	1,739
Equity in net earnings from investments	(125,300)	(117,415)
Distributions received from unconsolidated affiliates	122,003	117,912
Deferred income taxes	137,737	156,728
Share-based compensation expense	16,435	26,226
Pension and postretirement benefit expense, net of contributions	14,814	18,093
Allowance for equity funds used during construction	(2,179)	(14,937)
Gain on sale of assets	(5,629)	(6,599)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	157,051	381,513
Natural gas and natural gas liquids in storage	6,050	160,860
Accounts payable	(205,143)	(417,993)
Commodity imbalances, net	(4,083)	(90,354)
Settlement of exit activities liabilities	(38,536)	(51,757)
Accrued interest	24,166	(4,351)
Risk-management assets and liabilities	(32,370)	59,539
Other assets and liabilities, net	(56,107)	20,848
Cash provided by operating activities	1,006,980	1,285,610
Investing activities
Capital expenditures (less allowance for equity funds used during construction)	(1,188,312)	(1,779,150)
Cash paid for acquisitions, net of cash received	—	(814,934)
Contributions to unconsolidated affiliates	(27,540)	(1,063)
Distributions received from unconsolidated affiliates	33,915	21,107
Proceeds from sale of assets	3,825	7,817
Other	(12,607)	—
Cash used in investing activities	(1,190,719)	(2,566,223)
Financing activities
Borrowing (repayment) of short-term borrowings, net	(508,956)	490,834
Issuance of ONE Gas, Inc. debt, net of discounts	—	1,199,994
Issuance of long-term debt, net of discounts	1,291,506	—
ONE Gas long-term debt financing costs	—	(9,663)
Debt financing costs	(17,515)	—
Repayment of long-term debt	(7,753)	(557,679)
Issuance of common stock	20,669	19,150
Issuance of common units, net of issuance costs	375,660	1,113,139
Dividends paid	(509,197)	(443,817)
Cash of ONE Gas at separation	—	(60,000)
Distributions to noncontrolling interests	(535,825)	(447,459)
Excess tax benefit from share-based awards	—	—
Cash provided by financing activities	108,589	1,304,499
Change in cash and cash equivalents	(75,150)	23,886
Change in cash and cash equivalents included in discontinued operations	(43)	3,361
Change in cash and cash equivalents from continuing operations	(75,193)	27,247
Cash and cash equivalents at beginning of period	172,812	145,565
Cash and cash equivalents at end of period	$97,619	$172,812
Supplemental cash flow information:
Cash paid for interest, net of amounts capitalized	$367,835	$340,144
Cash paid (refunds received) for income taxes	$3,324	$(11,881)

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE
	Three Months Ended		Years Ended
	December 31,		December 31,
(Unaudited)	2015	2014	2015	2014
	(Millions of dollars, except as noted)
Natural Gas Liquids
Operating costs	$80.4	$78.2	$314.5	$296.4
Depreciation and amortization	$40.7	$34.3	$158.7	$124.1
Impairment of long-lived assets	$(10.0)	$—	$(10.0)	$—
Operating income	$217.7	$179.5	$767.3	$689.0
Equity in net earnings from investments	$11.1	$13.7	$38.7	$27.3
NGL sales (MBbl/d)	670	666	660	615
NGLs transported-gathering lines (MBbl/d) (a)	798	607	769	533
NGLs fractionated (MBbl/d) (b)	587	542	552	522
NGLs transported-distribution lines (MBbl/d) (a)	449	393	428	408
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix ($/gallon)	$0.02	$0.01	$0.02	$0.05
Capital expenditures - growth	$30.7	$147.8	$190.5	$751.4
Capital expenditures - maintenance	$10.0	$12.7	$35.6	$46.6
(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.

Natural Gas Pipelines
Operating costs	$26.7	$28.2	$105.7	$111.0
Depreciation and amortization	$11.0	$10.7	$43.5	$43.3
Operating income	$46.1	$52.3	$153.0	$181.0
Equity in net earnings from investments	$16.6	$16.1	$68.7	$69.8
Natural gas transportation capacity contracted (MDth/d) (a)	5,938	5,844	5,840	5,781
Transportation capacity subscribed (a)	93%	92%	92%	91%
Capital expenditures - growth	$12.5	$6.1	$34.7	$9.7
Capital expenditures - maintenance	$5.8	$10.9	$23.5	$33.3
(a) - Includes volumes for consolidated entities only.

Natural Gas Gathering and Processing
Operating costs	$78.5	$69.2	$272.4	$257.7
Depreciation and amortization	$41.0	$34.2	$150.0	$123.8
Impairment of long-lived assets	$(73.7)	$—	$(73.7)	$—
Operating income (loss)	$(21.7)	$71.7	$78.2	$280.6
Equity in net earnings from investments	$4.4	$4.4	$17.9	$20.3
Impairment of equity investments	$(180.6)	$—	$(180.6)	$(76.4)
Natural gas gathered (BBtu/d) (a)	2,094	1,934	1,932	1,733
Natural gas processed (BBtu/d) (a) (b)	1,828	1,751	1,687	1,534
NGL sales (MBbl/d) (a)	148	116	129	104
Residue natural gas sales (BBtu/d) (a)	927	808	853	714
Realized composite NGL net sales price ($/gallon) (a) (c) (d)	$0.32	$0.86	$0.34	$0.93
Realized condensate net sales price ($/Bbl) (a) (c) (e)	$46.88	$74.12	$37.81	$76.43
Realized residue gas net sales price ($/MMBtu) (a) (c) (e)	$3.74	$3.90	$3.64	$3.92
Average fee rate ($/MMBtu) (a)	$0.55	$0.36	$0.44	$0.36
Capital expenditures - growth	$183.5	$379.2	$845.3	$858.0
Capital expenditures - maintenance	$11.8	$13.7	$42.6	$40.9
(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.
(c) - Includes the impact of hedging activities on ONEOK Partners’ equity volumes.
(d) - Net of transportation and fractionation costs.
(e) - Net of transportation costs.

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ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

ONEOK, Inc. Stand-alone
CASH FLOW AVAILABLE FOR DIVIDENDS
	Three Months Ended		Years Ended
	December 31,		December 31,
(Unaudited)	2015	2014	2015	2014
	(Millions of dollars)
Recurring cash flows:
Distributions from ONEOK Partners – declared	$197.5	$168.5	$735.3	$633.0
Interest expense, excluding noncash items	(25.7)	(16.0)	(77.9)	(68.7)
Cash income taxes	—	—	—	—
Released contracts from the former energy services business	(7.4)	(13.3)	(34.3)	47.5
Corporate expenses	(2.1)	(0.9)	(6.9)	(7.5)
Equity compensation reimbursed by ONEOK Partners	5.1	5.7	27.3	31.3
Cash flows from recurring activities	167.4	144.0	643.5	635.6
Cash flows from ONE Gas separation	—	—	—	(5.7)
Total cash flows	167.4	144.0	643.5	629.9
Capital expenditures	(0.8)	(1.8)	(2.2)	(9.3)
Cash flow available for dividends	166.6	142.2	641.3	620.6
Dividends declared	(129.0)	(126.1)	(510.5)	(484.9)
Free cash flow	$37.6	$16.1	$130.8	$135.7
Dividend coverage ratio	1.29	1.13	1.26	1.28

-more-

ONEOK Announces Fourth-quarter and
Full-year 2015 Results

February 22, 2016

ONEOK, Inc. Stand-alone
RECONCILIATION OF CASH FLOW AVAILABLE FOR DIVIDENDS
AND FREE CASH FLOW TO NET INCOME
	Three Months Ended		Years Ended
	December 31,		December 31,
(Unaudited)	2015	2014	2015	2014
	(Millions of dollars)
Net income attributable to ONEOK	$25.5	$94.5	$245.0	$314.1
Depreciation and amortization	0.7	1.4	2.4	14.8
Deferred income taxes	12.7	52.4	133.0	141.4
Equity in earnings of ONEOK Partners	(63.3)	(158.0)	(463.7)	(563.3)
Distributions from ONEOK Partners - declared	197.5	168.5	735.3	633.0
Equity compensation reimbursed by ONEOK Partners	5.1	5.6	27.3	31.3
Energy services realized working capital	(7.7)	(13.7)	(38.7)	63.4
Other	(3.1)	(6.7)	2.9	(4.8)
Total cash flows	167.4	144.0	643.5	629.9
Capital expenditures	(0.8)	(1.8)	(2.2)	(9.3)
Cash flow available for dividends	166.6	142.2	641.3	620.6
Dividends declared	(129.0)	(126.1)	(510.5)	(484.9)
Free cash flow	$37.6	$16.1	$130.8	$135.7